Exhibit 99.1

Microsoft Cloud Strength Fuels First Quarter Results

REDMOND, Wash. — October 27, 2020 — Microsoft Corp. today announced the following results for the quarter ended September 30, 2020, as compared to the corresponding period of last fiscal year:

•	Revenue was $37.2 billion and increased 12%
•	Operating income was $15.9 billion and increased 25%
•	Net income was $13.9 billion and increased 30%
•	Diluted earnings per share was $1.82 and increased 32%

“The next decade of economic performance for every business will be defined by the speed of their digital transformation,” said Satya Nadella, chief executive officer of Microsoft. “We are innovating across our full modern tech stack to help our customers in every industry improve time to value, increase agility, and reduce costs.”

“Demand for our cloud offerings drove a strong start to the fiscal year with our commercial cloud revenue generating $15.2 billion, up 31% year over year,” said Amy Hood, executive vice president and chief financial officer of Microsoft. “We continue to invest against the significant opportunity ahead of us to drive long-term growth.”

Business Highlights

Revenue in Productivity and Business Processes was $12.3 billion and increased 11%, with the following business highlights:

•	Office Commercial products and cloud services revenue increased 9% driven by Office 365 Commercial revenue growth of 21% (up 20% in constant currency)
•	Office Consumer products and cloud services revenue increased 13% and Microsoft 365 Consumer subscribers increased to 45.3 million
•	LinkedIn revenue increased 16%
•	Dynamics products and cloud services revenue increased 19% (up 18% in constant currency) driven by Dynamics 365 revenue growth of 38% (up 37% in constant currency)

Revenue in Intelligent Cloud was $13.0 billion and increased 20% (up 19% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 22% (up 21% in constant currency) driven by Azure revenue growth of 48% (up 47% in constant currency)

Revenue in More Personal Computing was $11.8 billion and increased 6%, with the following business highlights:

•	Windows OEM revenue declined 5%
•	Windows Commercial products and cloud services revenue increased 13% (up 12% in constant currency)

•	Xbox content and services revenue increased 30%
•	Surface revenue increased 37% (up 36% in constant currency)
•	Search advertising revenue excluding traffic acquisition costs decreased 10% (down 11% in constant currency)

Microsoft returned $9.5 billion to shareholders in the form of share repurchases and dividends in the first quarter of fiscal year 2021, an increase of 21% compared to the first quarter of fiscal year 2020.

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Quarterly Highlights, Product Releases, and Enhancements

Every quarter Microsoft delivers hundreds of products, either as new releases, services, or enhancements to current products and services. These releases are a result of significant research and development investments, made over multiple years, designed to help customers be more productive and secure and to deliver differentiated value across the cloud and the edge.

Here are the major product releases and other highlights for the quarter, organized by product categories, to help illustrate how we are accelerating innovation across our businesses while expanding our market opportunities.

Responding to COVID-19

At Microsoft, our focus remains on ensuring the safety of our employees, striving to protect the health and well-being of the communities in which we operate, and providing technology and resources to our customers and partners to help them do their best work while remote. Additional information about Microsoft’s COVID-19 response can be found here.

Environmental, Social, and Governance (ESG)

To better execute on Microsoft’s mission, we focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our investor relations ESG website.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Alice Jolla, chief accounting officer, Keith Dolliver, deputy general counsel, and Michael Spencer, general manager of investor relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on October 27, 2021.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding our performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2019 As Reported	$33,055	$12,686	$10,678	$1.38
2020 As Reported	$37,154	$15,876	$13,893	$1.82
Percentage Change Y/Y	12%	25%	30%	32%
Constant Currency Impact	$108	$71	$231	$0.03
Percentage Change Y/Y Constant Currency	12%	25%	28%	30%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2019 As Reported	$11,077	$10,845	$11,133
2020 As Reported	$12,319	$12,986	$11,849
Percentage Change Y/Y	11%	20%	6%
Constant Currency Impact	$32	$42	$34
Percentage Change Y/Y Constant Currency	11%	19%	6%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended September 30, 2020
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office Commercial products and cloud services	9%	0%	9%
Office 365 Commercial	21%	(1)%	20%
Office Consumer products and cloud services	13%	0%	13%
LinkedIn	16%	0%	16%
Dynamics products and cloud services	19%	(1)%	18%
Dynamics 365	38%	(1)%	37%
Server products and cloud services	22%	(1)%	21%
Azure	48%	(1)%	47%
Windows OEM	(5)%	0%	(5)%
Windows Commercial products and cloud services	13%	(1)%	12%
Xbox content and services	30%	0%	30%
Surface	37%	(1)%	36%
Search advertising excluding traffic acquisition costs	(10)%	(1)%	(11)%

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of our markets that may lead to lower revenue or operating margins;

•	increasing focus on cloud-based services presenting execution and competitive risks;

•	significant investments in products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	cyberattacks and security vulnerabilities that could lead to reduced revenue, increased costs, liability claims, or harm to our reputation or competitive position;

•	disclosure and misuse of personal data that could cause liability and harm to our reputation;

•	the possibility that we may not be able to protect information stored in our products and services from use by others;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	the development of the internet of things presenting security, privacy, and execution risks;

•	issues about the use of artificial intelligence in our offerings that may result in competitive harm, legal liability, or reputational harm;

•	excessive outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	quality or supply problems;

•	the possibility that we may fail to protect our source code;

•	legal changes, our evolving business model, piracy, and other factors may decrease the value of our intellectual property;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	claims against us that may result in adverse outcomes in legal disputes;

•	government litigation and regulatory activity relating to competition rules that may limit how we design and market our products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, fines, or reputational damage;

•	additional tax liabilities;

•	damage to our reputation or our brands that may harm our business and operating results;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	uncertainties relating to our business with government customers;

•	adverse economic or market conditions that may harm our business;

•	catastrophic events or geo-political conditions, such as the COVID-19 pandemic, that may disrupt our business; and

•	the dependence of our business on our ability to attract and retain talented employees.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of September 30, 2020. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Michael Spencer, General Manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts) (Unaudited)

	Three Months Ended September 30,
	2020	2019

Revenue:
Product	$15,803	$15,768
Service and other	21,351	17,287

Total revenue	37,154	33,055

Cost of revenue:
Product	3,597	3,305
Service and other	7,405	7,101

Total cost of revenue	11,002	10,406

Gross margin	26,152	22,649
Research and development	4,926	4,565
Sales and marketing	4,231	4,337
General and administrative	1,119	1,061

Operating income	15,876	12,686
Other income, net	248	0

Income before income taxes	16,124	12,686
Provision for income taxes	2,231	2,008

Net income	$13,893	$10,678

Earnings per share:
Basic	$1.84	$1.40
Diluted	$1.82	$1.38

Weighted average shares outstanding:
Basic	7,566	7,634
Diluted	7,637	7,710

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2020	2019

Net income	$13,893	$10,678

Other comprehensive income (loss), net of tax:
Net change related to derivatives	4	(2)
Net change related to investments	(201)	577
Translation adjustments and other	111	(296)

Other comprehensive income (loss)	(86)	279

Comprehensive income	$13,807	$10,957

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions) (Unaudited)

	September 30, 2020	June 30, 2020

Assets
Current assets:
Cash and cash equivalents	$17,205	$13,576
Short-term investments	120,772	122,951

Total cash, cash equivalents, and short-term investments	137,977	136,527
Accounts receivable, net of allowance for doubtful accounts of $610 and $788	22,851	32,011
Inventories	2,705	1,895
Other current assets	13,544	11,482

Total current assets	177,077	181,915
Property and equipment, net of accumulated depreciation of $45,417 and $43,197	47,927	44,151
Operating lease right-of-use assets	9,047	8,753
Equity investments	3,103	2,965
Goodwill	43,890	43,351
Intangible assets, net	6,923	7,038
Other long-term assets	13,034	13,138

Total assets	$301,001	$301,311

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,509	$12,530
Current portion of long-term debt	6,497	3,749
Accrued compensation	5,714	7,874
Short-term income taxes	2,384	2,130
Short-term unearned revenue	33,476	36,000
Other current liabilities	9,476	10,027

Total current liabilities	70,056	72,310
Long-term debt	57,055	59,578
Long-term income taxes	28,204	29,432
Long-term unearned revenue	2,829	3,180
Deferred income taxes	187	204
Operating lease liabilities	7,753	7,671
Other long-term liabilities	11,525	10,632

Total liabilities	177,609	183,007

Commitments and contingencies
Stockholders’ equity:
Common stock and paid-in capital—shares authorized 24,000; outstanding 7,564 and 7,571	81,089	80,552
Retained earnings	39,193	34,566
Accumulated other comprehensive income	3,110	3,186

Total stockholders’ equity	123,392	118,304

Total liabilities and stockholders’ equity	$301,001	$301,311

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions) (Unaudited)

	Three Months Ended September 30,
	2020	2019

Operations

Net income	$13,893	$10,678

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	2,645	2,971

Stock-based compensation expense	1,456	1,262

Net recognized losses (gains) on investments and derivatives	(128)	11

Deferred income taxes	(11)	(177)

Changes in operating assets and liabilities:

Accounts receivable	8,843	10,090

Inventories	(808)	(561)

Other current assets	(54)	(438)

Other long-term assets	(62)	(333)

Accounts payable	315	(547)

Unearned revenue	(3,064)	(2,892)

Income taxes	(983)	(3,336)

Other current liabilities	(2,951)	(3,320)

Other long-term liabilities	244	410

Net cash from operations	19,335	13,818

Financing

Repayments of debt	0	(2,500)

Common stock issued	545	427

Common stock repurchased	(6,743)	(4,912)

Common stock cash dividends paid	(3,856)	(3,510)

Other, net	(235)	286

Net cash used in financing	(10,289)	(10,209)

Investing

Additions to property and equipment	(4,907)	(3,385)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(481)	(462)

Purchases of investments	(14,580)	(23,390)

Maturities of investments	14,266	19,082

Sales of investments	2,414	6,379

Other, net	(2,083)	0

Net cash used in investing	(5,371)	(1,776)

Effect of foreign exchange rates on cash and cash equivalents	(46)	(72)

Net change in cash and cash equivalents	3,629	1,761

Cash and cash equivalents, beginning of period	13,576	11,356

Cash and cash equivalents, end of period	$17,205	$13,117

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions) (Unaudited)

	Three Months Ended September 30,
	2020	2019

Revenue
Productivity and Business Processes	$12,319	$11,077
Intelligent Cloud	12,986	10,845
More Personal Computing	11,849	11,133

Total	$37,154	$33,055

Operating Income
Productivity and Business Processes	$5,706	$4,782
Intelligent Cloud	5,422	3,889
More Personal Computing	4,748	4,015

Total	$15,876	$12,686